Exhibit 99.1

Omega Protein Issues Special Bulletin to Stockholders Regarding Wynnefield Capital’s Deficient Proxy Statement

Desperate Hedge Fund Now Wants Omega Protein Stockholders to Pay for its Costly and Distracting Proxy Fight and Doesn’t Want Stockholders to Have a Say in That Decision

Wynnefield’s Misleading Proxy Materials Explicitly Told Stockholders Wynnefield Would “Not Seek Reimbursement”

Vote the WHITE Proxy Card to Support the Board’s Candidates for Long-Term Value Creation

HOUSTON, June 13, 2016 – The Board of Directors of Omega Protein Corporation (NYSE: OME) (the “Company” or “Omega Protein”), today issued a special bulletin to stockholders regarding Wynnefield Capital Management, LLC’s (“Wynnefield’s”) supplemental nomination notice submitted on June 8, 2016. The nomination notice is in connection with the Company’s 2016 Annual Meeting scheduled to be held on June 28, 2016. The special bulletin appears below:

Dear Fellow Stockholders:

Last week, Wynnefield submitted an updated nomination notice to the Omega Protein Board of Directors as part of Wynnefield’s ongoing proxy contest. However, in this private submission, Wynnefield made an alarming and currently undisclosed statement regarding its intent to force Omega Protein to bear Wynnefield’s expenses of the proxy contest. Omega Protein must alert stockholders to the following facts:

In Annex C to the Notice, Wynnefield states:

“Wynnefield may seek reimbursement from the Company for those expenses incurred by us in connection with the proxy solicitation, if our nominees are elected, but does not intend to submit the question of such reimbursement to a vote of the stockholders.” (emphasis added)

In direct opposition, Wynnefield’s proxy statement states:

“The Wynnefield Group will not seek reimbursement from the Company for those expenses incurred by us in connection with this proxy solicitation, if our Nominees are elected.” (emphasis added)

In other words: While its proxy statement claimed that Wynnefield bears its own expenses, Wynnefield now wants Omega t Protein to pay for their expensive proxy contest, which Wynnefield’s proxy statement estimates to be at least $750,000. And Wynnefield does not even want to ask Omega Protein stockholders for approval – unmasking their alleged dedication to shareholder democracy as cynical hypocrisy.

The fine-print addition of this “penalty provision” reflects Wynnefield’s desperate need for a short-term return at the expense of Omega Protein stockholders. Omega Protein’s attempts at reaching a reasonable settlement agreement with Wynnefield have been rejected by the self-interested investor. Stockholders should remember that Omega Protein already moved independently to recognize the expertise of a Wynnefield nominee, David Clarke, and nominated him to the Board. Still, now Wynnefield demands to be paid for this futile campaign that could have been avoided entirely.

WYNNEFIELD’S SUDDEN DEMAND TO BE COMPENSATED FOR ITS ERRATIC AND DETRIMENTAL ACTIONS IS JUST A CONTINUATION OF WYNNEFIELD’S CHRONIC PATTERN OF MISREPRESENTATION AND HALF-TRUTHS.

Please vote FOR the Company’s director nominees who will work for the benefit of ALL stockholders. Mark, sign and return the WHITE ballot card TODAY. Please discard any gold cards you may receive. If you have already signed and returned the gold card, you have every legal right to change your vote by voting the WHITE ballot card.

Sincerely,

Omega Protein Board of Directors

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils and essential fatty acids, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

Safe Harbor Statement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements that involve a number of uncertainties. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events, and future events may differ materially from those stated in the forward-looking statements due to a variety of important factors, both positive and negative. Except as required by law, the Company expressly disclaims any intentions or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

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